UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

Monmouth Real Estate Investment Corporation

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Jason Aintabi
Craig M. Hatkoff
Jennifer M. Hill
Todd S. Schuster
Allison Nagelberg
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Blackwells Capital LLC (“Blackwells”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (the “SEC”), to be used to solicit votes for the election of its slate of highly-qualified director candidates at the 2021 annual meeting of stockholders (including any other meeting of stockholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Company”), and for the approval of six business proposals to be presented at the Annual Meeting.

On April 19, 2021, Blackwells issued a press release, a copy of which is filed herewith as Exhibit 1.

In addition, on April 19, 2021, Blackwells launched a website to communicate with the Company’s stockholders. The website address is: https://maximizemnr.com. Copies of the materials posted to the website are filed herewith as Exhibit 2.

Exhibit 1

Blackwells Files Preliminary Proxy Statement Nominating Four New Directors for Election at Monmouth’s 2021 Annual Meeting

Blackwells Believes Monmouth’s Current Strategic Alternatives Process is Being Steered by the Landy Family in a Manner Unlikely to Maximize Stockholder Value

Monmouth Continues to Delay Setting Annual Meeting Date, while Pursuing Desperate Litigation to Intimidate Blackwells at Stockholders’ Expense

Blackwells’ Preliminary Proxy Statement Includes Six Business Proposals to Address Monmouth’s Antiquated Governance Practices

Preliminary Proxy and other Resources Now Available at MaximizeMNR.com

NEW YORK, April 19, 2021 – Blackwells Capital LLC, an alternative investment management firm that together with its affiliates (collectively, “Blackwells”) owns more than 4% of the outstanding shares of common stock of Monmouth Real Estate Investment Corporation (NYSE: MNR) (“Monmouth” or the “Company”), today announced that it has filed preliminary proxy materials with the Securities and Exchange Commission (the “SEC”) in connection with Monmouth’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

A copy of the preliminary proxy statement and other resources are available at MaximizeMNR.com.

Jason Aintabi, Chief Investment Officer of Blackwells, provided the following comments: “Monmouth cannot continue to be run under the jackboot of the Landy family. It is a public company with responsibilities to its public stockholders, who deserve better than a Board of Directors (‘Board’) with an average tenure of nearly 17 years that oversaw decades of underperformance1 until Blackwells first contacted the Company. Stockholders should not accept that after more than three months, the Company still has not provided any update regarding its so-called ‘review of strategic alternatives’ process, about which we were already skeptical.”

Mr. Aintabi added: “We soon expect the Landy family’s next tactic – whether having one family member step down, shrinking or declassifying the bloated Board, or whatever it may be – in an attempt to beguile stockholders into giving the Landys three more years at the helm of Monmouth.” 2

Mr. Aintabi continued: “Today, we are calling for change. Blackwells has nominated four eminently skilled director candidates, who are independent of the Landy family, for election to the Board at the Annual Meeting. We know that Eugene Landy and his children don’t want to share the boardroom with directors they did not hand-pick, but Monmouth belongs to all of its stockholders, not just the Landys. Our director candidates will help Monmouth and its stockholders chart a new course that we believe the Landys are unable, or unwilling to, explore.”

[1]	See the “Reasons for the Solicitation” section of Blackwells’ preliminary proxy statement, filed with the SEC on April 19, 2021.
[2]	The Company’s four Class III directors, including the three members of the Landy family, will serve until the 2024 annual meeting if they are reelected in 2021.

Prior to receiving Blackwells’ all-cash $18.00 per share offer to acquire Monmouth, the Company’s common stock closed above that level on only three trading days in the last 54 years.3 In fact, Monmouth’s stock was the worst performing industrial REIT in 2020 until Blackwells’ offer.4 Instead of focusing on ways to improve Monmouth’s performance, the current Board and management team seem to have chosen instead to try to take credit for events in which they had no role. In at least three separate presentations since Blackwells’ offer, management has claimed that Monmouth was the “best performing industrial REIT last year,” a sappy claim that relies on the share price appreciation of Monmouth that occurred subsequent to the Blackwells offer.5

The Board and its advisors have refused to engage with Blackwells, despite more than 15 good-faith attempts by Blackwells to participate in the Company’s purported sale process. Blackwells believes that Monmouth’s refusal to engage in commercial discussions reflects the Landy family’s intention to run an incomplete sale process that will freeze out buyers who threaten the Landys’ control.

Moreover, a Landy family-led Board has directed Monmouth to divert significant corporate resources toward hiring at least four different law firms to fight against Blackwells. Despite the Company losing its request for an injunction against Blackwells in both the trial and appellate courts, its extraordinary campaign of entrenchment and intimidation continues. Stockholders should question why this Board would seek to muzzle and punish its fourth largest stockholder for offering to buy Monmouth at a historic premium, and for exercising its democratic rights to nominate an alternative slate of directors at the Annual Meeting.

Blackwells also believes stockholders must question why Monmouth has hired a law firm, representing a so-called special committee of directors, to “independently investigate” Blackwells’ allegations that the Board breached its fiduciary duties, by failing to respond appropriately to Blackwells’ offer to buy the Company and by launching frivolous litigation against Blackwells and one of its director candidates – without having disclosed the existence of this committee publicly or identified its members, including whether any of the Landys are directing the activities of the committee. Further correspondence covering this subject matter can be found here.

Mr. Aintabi added: “In our view, Monmouth stockholders were already fatigued enough by the Landy family’s machinations to maintain their Board seats and management positions; it is particularly exasperating then for Jonathan Litt to emerge pell-mell, nominating himself to the Board just eleven days after his fund acquired stock in Monmouth for the very first time. Holding a bantam position of 0.6% of the Company – initiated days after Blackwells first submitted its offer privately to the Board on December 1st – it appears Mr. Litt would hoodwink stockholders and the Company itself into thinking he’s the solution to Monmouth’s leadership issues. We have tried to understand Mr. Litt’s intentions, and how they align with stockholders’ best interests (let alone his own investors’)6 but simply cannot.”

Mr. Aintabi concluded: “We continue to believe that Monmouth does not belong in the public markets in its current form. Given the Company’s long history of underperformance and inefficiency, should the current strategic review process not bear fruit for investors, we call on stockholders to elect the Blackwells director candidates who will properly guide the Company to do what is in the best interests of all stockholders, not just what is in the best interests of the Landy family.”

[3]	Source: Bloomberg
[4]	Based on share price performance of DRE, PLD, EGP, TRNO, FR, STAG, and MNR between December 31, 2019 to December 1, 2020. Source: Bloomberg
[5]	Source: the Company’s February 2021, March 2021, April 2021 Investor Presentations, as posted on www.mreic.com.
[6]	If Mr. Litt’s firm, Land & Buildings Investment Management, LLC (“Land & Buildings”) were to spend $3 million (the lower end of the 95% confidence interval for the cost of running a proxy contest), this cost would represent a staggering ~30% of the value of his entire position in the Company on the date that Land & Buildings submitted its notice to nominate. Source: “The Costs of Shareholder Activism: Evidence from a Sequential Decision Model,” University of Pennsylvania, December 21, 2011; Bloomberg.

The biographies of Blackwells’ highly qualified candidates for election to the Board are listed below. Blackwells also has made six business proposals for stockholders’ consideration, including eliminating Monmouth’s staggered Board, forming an independent committee to review strategic alternatives, prohibiting directors from earning Board fees if they already draw compensation from Monmouth as officers or employees, selling Monmouth’s stake in its affiliate UMH Properties, Inc., prohibiting immediate family members from serving together on the Board, and instituting an anti-pledging policy for Monmouth directors and officers.

Blackwells’ director candidates for election to the Board are:

•	Craig M. Hatkoff. Mr. Hatkoff has served as Executive Chairman of LEX Markets, a real estate and alternative asset fintech start-up, since April 2019. He was the Co-Head of the Real Estate Investment Banking Unit of Chemical Bank and serves on the Board of Colony Capital, Inc., a public real estate investment trust that focuses on global digital infrastructure, and SL Green Realty Corp., a public real estate investment trust and the largest owner of commercial real estate in Manhattan. He served as a Director of Taubman Centers, Inc., a real estate investment trust engaged in the ownership, management and leasing of retail properties, from May 2004 to January 2019, and was a Co-Founder, Vice Chairman and Director of Capital Trust, Inc., a real estate investment management company, from 1997 to 2010.

•	Jennifer M. Hill. Ms. Hill has served as the Founder and CEO of Murphy Hill Consulting, a Connecticut-based consulting business providing consulting services focused on the financial services, asset management, insurance and risk management industries, since October 2017. She served as the Chief Financial Officer of Bank of America Merrill Lynch (NYSE: BAC) from 2011 to 2014. Prior to joining Bank of America, Ms. Hill was Group Director of Strategy and Corporate Finance at Royal Bank of Scotland, the Chief Financial Officer of Tisbury Capital Management and a Managing Director of Goldman Sachs, & Co. Ms. Hill is a director of Santander Asset Management, an international asset manager; Melqart Funds, which are London-based hedge funds focused on event-driven strategies; LaCrosse Milling, a Wisconsin-based oat milling company; and Arkadia Asset Management, a Swiss-based hedge fund.

•	Allison Nagelberg. From 2000 until her retirement in December 2019, Ms. Nagelberg served as the General Counsel of Monmouth (NYSE: MNR). Ms. Nagelberg also served as General Counsel of UMH Properties, Inc. (NYSE: UMH), a public REIT and related company of Monmouth that owns and operates manufactured housing communities, from 2000 to 2013. Ms. Nagelberg served as General Counsel of Monmouth Capital Corporation (NASDAQ: MONM) (“Monmouth Capital”), a public REIT investing in net-leased industrial properties, from 2000 to 2007, at which time Monmouth Capital became a wholly owned subsidiary of Monmouth.

•	Todd S. Schuster. Mr. Schuster was a Senior Partner with Ares Management (NYSE: ARES) (“ARES”), a global alternative asset manager with over $140 billion of assets under management, from 2013 through 2015, and was a member of the firm’s Executive Committee. While at ARES, Mr. Schuster served as Global Head of Real Estate Credit Investments and in that role served as Chief Executive Officer of Ares Commercial Real Estate Corporation (NYSE: ACRE), a publicly traded specialty finance company and real estate investment trust. Mr. Schuster previously founded, and served as the Chief Executive Officer, and as a member of the Board of Directors, of CW Financial Services LLC, an investment and financial services firm, from 1992 to 2009. Since July 2020, he has served as a member of the board of directors of TPG Real Estate Finance Trust (NYSE: TRTX), a publicly held commercial real estate finance company. Mr. Schuster served on the Board of Directors of ACRE from April 2012 to September 2015, including as an independent director and member of the audit committee until May 2013.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLACKWELLS CAPITAL LLC (“BLACKWELLS”) STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BLACKWELLS.

The participants in the proxy solicitation are Blackwells, Jason Aintabi, Craig M. Hatkoff, Jennifer M. Hill, Allison Nagelberg, and Todd S. Schuster (collectively, the “Participants”).

As of the date hereof, Blackwells beneficially owns 314,600 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 134,500 shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof. As of the date hereof, Mr. Aintabi beneficially owns 3,942,087 shares of Common Stock, including (i) 314,600 shares of Common Stock owned by Blackwells, of which Mr. Aintabi may be deemed the beneficial owner, as Managing Partner of Blackwells, and (ii) 3,612,487 shares of Common Stock beneficially owned by BW Coinvest Management I LLC, which Mr. Aintabi, as the owner and President & Secretary of Blackwells Asset Management LLC, the owner and sole member of BW Coinvest Management I LLC, may be deemed to beneficially own. As of the date hereof, Ms. Nagelberg is the beneficial owner of 64,199.9401 shares of Common Stock, and Mr. Schuster is the beneficial owner of 115,248 shares of Common Stock. Neither Ms. Hill nor Mr. Hatkoff owns any shares of Common Stock as of the date hereof. Collectively, the Participants beneficially own in the aggregate approximately 4,121,534 shares of Common Stock, including (i) 134,500 shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof, representing approximately 4.19% of the outstanding shares of Common Stock.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com

Contacts:

Investors:

Morrow Sodali

Mike Verrechia

800-662-5200 (stockholders)

202-658-9400 (banks and brokers)

Blackwells@morrowsodali.com

Media:

Gagnier Communications

Dan Gagnier / Jeffrey Mathews

646-569-5897

Blackwells@gagnierfc.com

Exhibit 2

Maximize MNR

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PRESS RELEASES

Blackwells Files Preliminary Proxy Statement for Election of Four Highly Qualified Directors at Monmouth's 2021 Annual Meeting

April 16, 2021

Blackwells Welcomes Monmouth's Announced Strategic Review of Alternatives

January 15, 2021

Blackwells Offers to Acquire Monmouth Real Estate Investment Corporation

December 21, 2020

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PRIVACY POLICY

Our Commitment to Privacy

The sponsor of this website, https://maximizemnr.com/ (the "Site"), is sponsored by Blackwells Capital LLC and certain of its respective affiliates ("we" or the "Sponsors"). We respect and value your privacy. This statement outlines our privacy policies (the "Privacy Policy") which are designed to assist you in understanding how we collect, use and safeguard information we collect and to assist you in making informed decisions when using the Site. The core of our Privacy Policy is this:

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We are not responsible for the practices employed by websites linked to or from our Site nor the information or content contained therein. Often links to other websites are provided solely as pointers to information on topics that may be useful to the users of our Site.

Please remember that your browsing and interaction on any other website, including websites which have a link on our Site, is subject to that website's own rules and policies. Please read over those rules and policies before proceeding.

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By using the Site you consent to this Privacy Policy. We reserve the right to make changes to this Privacy Policy from time to time. Revisions will be posted on this page. We suggest you check this page occasionally for updates.

Contacting Us.

If you have any questions about this Privacy Policy, the practices of the Site, or your dealings with the Site, you can contact our proxy solicitor at:

Morrow Sodali
509 Madison Avenue
Suite 1608
New York NY 10022
(203) 658-9400

Stockholders call toll free at (800) 662-5200
Banks and Brokers may call collect at (203) 658-9400
blackwells@morrowsodali.com

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LEGAL DISCLAIMER

The views expressed on this website represent the opinions of Blackwells Capital LLC (together with its affiliates, "Blackwells"), which beneficially own shares of Monmouth Real Estate Investment Corporation (the "Company") and have been derived or obtained from publicly available information with respect to the Company and from other third-party reports. Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Blackwells' conclusions. Blackwells reserves the right to change any of its opinions expressed herein at any time. The information contain in the documents and filings posted to this website is current only as of the date of such document or filing. Blackwells disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Blackwells shall not be responsible or have any liability for any misinformation contained in any SEC, or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. Any estimates, projections and potential impact of any opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Blackwells currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause Blackwells from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although Blackwells believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, Blackwells makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Blackwells expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Blackwells.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "intend," "project," "will," may," "would," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve risks and uncertainties with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Blackwells. Although Blackwells believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Except to the extent required by applicable law, Blackwells will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLACKWELLS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BLACKWELLS.

The participants in the proxy solicitation are Blackwells, Jason Aintabi, Craig M. Hatkoff, Jennifer M. Hill, Allison Nagelberg, and Todd S. Schuster (collectively, the “Participants”).

As of the date hereof, Blackwells beneficially owns 314,600 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 134,500 shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof. As of the date hereof, Mr. Aintabi beneficially owns 3,942,087 shares of Common Stock, including (i) 314,600 shares of Common Stock owned by Blackwells, of which Mr. Aintabi may be deemed the beneficial owner, as Managing Partner of Blackwells, and (ii) 3,612,487 shares of Common Stock beneficially owned by BW Coinvest Management I LLC, which Mr. Aintabi, as the owner and President & Secretary of Blackwells Asset Management LLC, the owner and sole member of BW Coinvest Management I LLC, may be deemed to beneficially own. As of the date hereof, Ms. Nagelberg is the beneficial owner of 64,199.9401 shares of Common Stock, and Mr. Schuster is the beneficial owner of 115,248 shares of Common Stock. Neither Ms. Hill nor Mr. Hatkoff owns any shares of Common Stock as of the date hereof. Collectively, the Participants beneficially own in the aggregate approximately 4,121,534 shares of Common Stock, including 134,500 shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof, representing approximately 4.19% of the outstanding shares of Common Stock.

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